                                                                   EXHIBIT 10.23

                              DATAWORKS CORPORATION

                        SPLIT-DOLLAR INSURANCE AGREEMENT

                                  [ENDORSEMENT]


         THIS AGREEMENT is made and entered into this _____ day of _______________, 1997, by and between DATAWORKS CORPORATION, a California corporation, with its principal place of business located in San Diego, California (hereinafter referred to as "Employer"), and ______________ (hereinafter referred to as "Employee").

         WHEREAS, Employee is a valued employee of Employer and Employer wishes to retain him in its employ; and

         WHEREAS, Employer, as an inducement to such continued employment, wishes to assist Employee with his personal life insurance program.

         NOW THEREFORE, in consideration of the premises and of the mutual promises contained herein, Employer and Employee agree as follows:

         1. (a) Employer has purchased or will purchase a policy of life insurance insuring Employee's life (hereinafter referred to as "Policy"). The Policy is Policy Number ____________ and is issued by New York Life Insurance and Annuity Corporation (hereinafter referred to as "Insurer") in the amount of $________________. Employer and Employee agree that the Policy shall be subject to the terms and conditions of this Agreement and that Employer and Employee shall take any action that may be necessary to cause the Policy to conform to the provisions of this Agreement, including the execution and filing by Employer of a form of endorsement with the Insurer setting forth the applicable terms of this Agreement. Except as provided in Section 2, Employer shall be the sole and absolute owner of the Policy and, except in the event of a Change in Control, as defined in Section 10, the direct beneficiary of an amount of the death benefit proceeds equal to the greater of (a) the cash surrender value of the Policy as of the date to which premiums have been paid, or (b) the premiums paid to Insurer by the Employer; provided, however, that upon and following the occurrence of a Change in Control as defined in Section 10, Employer shall have the right to receive only the cash surrender value of the Policy. Except as otherwise provided in this Agreement, Employer shall have the right to borrow or withdraw from the cash surrender value of the Policy. Any indebtedness on the Policy incurred by Employer will first be deducted from the proceeds payable to the Employer, including any accrued but unpaid interest due on such indebtedness.

            (b) Upon the death of Employee, Employer promptly shall take all action necessary to obtain payment of the death benefit provided under the Policy. Death benefit proceeds payable under the Policy shall be paid first to Employer, as provided in this Section 1. Any remaining proceeds then shall be paid to the beneficiary described in Section 2. No amount shall be paid from the death benefit proceeds to the beneficiary until the full amount due


                                       1.

Employer hereunder has been paid. The parties hereto agree that the beneficiary designation of the Policy shall conform to the provisions hereof.

         2. Employee shall have the right to designate and change direct and contingent beneficiaries of any death benefit proceeds remaining after the amounts described in Section 1, above, are paid to Employer, and to elect and change a payment plan for such beneficiaries. Any assignment of the Policy proceeds by the Employee pursuant to Section 8, of this Agreement, shall be limited to the death proceeds only and shall not apply to the amounts payable to the Employer as described in Section 1.

         3. (a) Premiums on the Policy shall be paid in accordance with this
Section 3. During such period as Employer is required to pay the premiums, the entire premium on the Policy shall be paid by Employer as it becomes due, or within the grace period provided therein, or Employer shall, as applicable, cause the cash value of the Policy to be used to pay such premiums. Employer shall not permit the Policy to lapse or to be canceled by Insurer because of Employer's failure to pay or cause to be paid sufficient premiums in a timely manner to keep the Policy in full force and effect. Employer shall be obligated to pay the premiums or cause the premiums to be paid so long as Employee is employed by Employer unless either (i) this Agreement, prior to the occurrence of a Vesting Event as defined in Section 6, is terminated as provided in Section 5, or (ii) the Policy, prior to the occurrence of a Vesting Event, is disposed of by the Employer, as provided in Section 4. On or following the occurrence of a Vesting Event, Employer shall continue to pay the premiums or to cause the premiums on the Policy to be paid until the Employee's death, regardless of whether Employee continues employment with Employer or terminates employment with Employer. Notwithstanding any provision in this Agreement to the contrary, Employer's obligation to pay premiums on the Policy or to cause such premiums to be paid is conditioned on Employee entering into, for each year, and prior to the date such premiums are due, a promissory note, to the extent such note is required as described in Section 9, below. Upon request, Employer shall promptly furnish Employee evidence of timely payment of each premium. Employer annually shall furnish Employee with a statement of the amount of income reportable by Employee for federal and state income tax purposes as a result of its payment of such premium.

            (b) Dividends, if any, declared on the Policy shall be applied to reduce the amount of premiums due on the Policy. The parties hereto agree that the dividend election provisions of the Policy, if any, shall conform to the provisions hereof.

         4. Prior to the occurrence of a Vesting Event, while Employee remains employed by Employer, Employer shall not sell, surrender, change the insured or transfer ownership of the Policy while this Agreement is in effect or terminate the dividend election thereof, if any, without obtaining the written consent of Employee and without first giving Employee the option to purchase the Policy during a period of sixty (60) days from notice to Employee of such intention. If Employee elects to purchase the Policy, the purchase price of the Policy shall be the cash surrender value of the Policy as of the date of transfer to Employee, less any Policy and premium loans and any other indebtedness secured by the Policy. Provided, however, that if at the time Employee elects to purchase the Policy, the cash surrender value of the Policy is less



                                       2.

than the premium paid to the Insurer by Employer, as reduced by any Policy and premium loans and any other indebtedness secured by the Policy, the difference between such cash surrender value of the Policy and the premiums paid to the Insurer by Employer also shall be paid to Employer by Employee. The exercise by the Employer of the right to surrender the Policy or to change the insured will terminate the rights of the Employee under this Agreement. Employer shall have no rights provided in this Section 4 on or following the occurrence of a Vesting Event.

         5. This Agreement may be terminated by either party hereto, prior to the occurrence of a Vesting Event, as defined in Section 6(b), and only with the consent of the other party by giving notice of termination in writing to the other party. In addition, prior to the occurrence of a Vesting Event, this Agreement shall terminate automatically upon termination of Employee's employment with Employer for any reason other than Employee's death. This Agreement may not be terminated on or following the occurrence of a Vesting Event, except with the consent of both parties. In the event of termination of the Agreement, Employee shall have the right to purchase the Policy from Employer on the same terms and conditions as specified in Section 4 hereof.

         6. Following the occurrence of the earlier of (i) Employee's completion of sixty (60) full months of employment with Employer, the first month of which period shall be the month in which this Agreement is executed, (ii) Employee's attainment of age fifty-five (55), (iii) Employee becoming Disabled or (iv) the occurrence of a Change in Control, as described in Section 10 (hereinafter collectively referred to as a "Vesting Event"), Employee shall become fully vested in and shall have the unconditional right in the death benefit proceeds described in Section 2 of this Agreement regardless of whether Employee continues in employment with Employer or terminates employment with Employer. Upon the occurrence of a Vesting Event, Employer shall relinquish any rights to act unilaterally with respect to the Policy as set forth in Sections 4 and 5 of this Agreement; provided, however, that, except in the event of the occurrence of a Change in Control, Employer may borrow or withdraw from the cash surrender value of the Policy or assign the cash value of the Policy as collateral for a loan upon or following the occurrence of a Vesting Event. Employer shall have no right to borrow, withdraw from or assign the cash surrender value of the Policy as collateral for a loan effective as of the date immediately preceding a Change in Control. In the event Employer borrows the cash value of the Policy, interest on such loan shall be paid by Employer in accordance with the terms of the Policy loan or, to the extent interest is accrued but unpaid at the time of any payment to Employer under this Agreement, such accrued but unpaid interest shall reduce the amount to be paid to Employer. Employer shall immediately notify Insurer, in writing, of the occurrence of a Vesting Event.

For purposes of this Agreement, "Disability" shall mean Employee's incapacity to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The performance and degree of such impairment shall be supported by medical evidence.


                                       3.

         7. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy and endorsements on the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the endorsement, executed by Employer and filed with the Insurer in connection herewith.

         8. Employee shall have the right to assign any part or all of Employee's interest in the Policy and this Agreement to any person, entity or trust by execution of a written assignment delivered to Employer and to the Insurer. Provided, however, that if the original application to the Insurer provides that such third party is the owner of such rights then Employee shall have no rights or any incidents of ownership in the Policy.

         9. As an inducement to Employer to undertake this Agreement, Employee agrees to execute a promissory note in favor of Employer (the "Note"), to the extent required under this Section 9. Such Note shall be substantially in the form attached hereto as Exhibit A and incorporated by this reference herein. The amount of the Note at any time and from time-to-time shall be the difference between the amount of the premiums advanced by Employer and the cash surrender value of the Policy, as initially determined on the execution date of the Note and as subsequently adjusted on the last business day of each calendar quarter ("Principal Adjustment Date"). The Note shall be due and payable upon Employee terminating employment with Employer for any reason prior to the occurrence of a Vesting Event. The Note shall be canceled upon the occurrence of a Vesting Event. Upon such Principal Adjustment Date when the cash surrender value of the Policy equals or exceeds the amount of the premiums advanced by Employer, the obligation of Employee under the Note will be extinguished and the Note will be canceled.

         10. In the event a Change of Control of Employer occurs, as defined in this Section 10, then on the date immediately preceding the effective date of such Change in Control, Employee's rights under this Agreement shall fully vest, as provided in Section 6 of this Agreement, and Employer shall execute an irrevocable trust for the benefit of Employee substantially in the form set forth in the trust agreement attached hereto as Exhibit B (the "Trust") and incorporated by this reference herein, and contemporaneously with the execution of the Trust, Employer shall transfer ownership of the Policy to the Trust, unless, under the terms of the Trust or this Agreement, Employee's beneficiary is entitled to an immediate distribution or payment of death benefit proceeds, in which case such payment shall be made without the necessity of transferring the Policy to the Trust. Effective as of the date immediately preceding the effective date of the Change in Control, the Employer shall relinquish any powers to act unilaterally with respect to the Policy as set forth in Sections 4 and 5 of this Agreement and shall relinquish all rights with respect to the cash value of the Policy other than the right to receive an amount from the death benefit proceeds equal to the cash surrender value. As of the date immediately preceding the effective date of a Change in Control, Employer shall


                                       4.

have no further right to borrow or withdraw from the cash surrender value of the Policy or assign the cash value of the Policy as collateral for a loan. Employer shall immediately notify Insurer, in writing, of the occurrence of a Change in Control.

         For purposes of this Agreement, "Change in Control" shall mean (1) a merger or consolidation in which Employer is not the surviving corporation, (2) a reverse merger in which Employer is the surviving corporation but the shares of Employer's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, (3) a sale of all or substantially all of Employer's assets, (4) any other capital reorganization in which the beneficial ownership of more than fifty percent (50%) of the shares of Employer entitled to vote changes, or (5) the acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by Employer or any subsidiary of Employer) of the beneficial ownership, directly or indirectly, of securities of Employer representing more than fifty percent (50%) of the combined voting in the election of directors of Employer.

         11. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                  (a) Employer is the named fiduciary.

                  (b) The funding policy under this Agreement is that all premiums on the Policy be remitted to the Insurer by Employer when due.

                  (c) Direct payment of death proceeds by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being conditioned on the payment of premiums as provided in this Agreement.

                  (d) For claims procedure purposes, the "Claims Manager" shall be Employer.

                           (1) If for any reason a claim for benefits under this
                  Agreement is denied, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent reference to the Agreement section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                                    (A) The claimant's claim shall be deemed
                           filed when presented orally or in writing to the Claims Manager.

                                    (B) The Claims Manager's explanation shall
                           be in writing and delivered to the claimant within 90 days of the date the claim is filed.



                                       5.

                           (2) The claimant shall have 60 days following his or
                  her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

                           (3) The Claims Manager shall decide the issue on
                  review and furnish the claimant with a copy of its review determination within 60 days of receipt of the claimant's request for review of his or her claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of this Agreement on which the decision is based. If a copy of the review decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

         12. This Agreement shall be binding and inure to the benefit of Employer and its successors and assigns, and Employee and his successors, assigns, heirs, executors, administrators and beneficiaries.

         13. Terms such as "cash value", "cash surrender value" and other terms shall be as defined in the Policy, a specimen of which is attached hereto as Exhibit C and incorporated by this reference herein.

         14. This Agreement shall not be deemed (a) to give Employee any right to be retained in the employ of Employer or (b) to interfere with the right of Employer to discharge Employee at any time and for any reason, which right is hereby reserved.

         15. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of Employer. The date of such mailing shall be deemed the date of notice, consent or demand.

         16. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of California.

//

//

//

                                       6.

         IN WITNESS WHEREOF the parties have signed and sealed this Agreement as of the day and year first above written.

                                                  DATAWORKS CORPORATION



                                                  By:
                                                     ------------------------
                                                  Its:
                                                     ------------------------






                                                  EMPLOYEE



                                                     -----------------------




                                       7.

                                   ENDORSEMENT

Policy No.: ________________                      Insured: ___________________

Supplementing and amending the application for the above referenced Policy to the New York Life Insurance and Annuity Corporation (hereinafter, the "Insurer"), the undersigned DATAWORKS CORPORATION, the applicant and owner of the Policy, requests and directs that:

1. RIGHTS OF OWNER. The Owner of the Policy shall be DATAWORKS CORPORATION, a California corporation with its principal place of business in San Diego, California. The Owner may exercise all Policy rights, except to the extent such rights are restricted as specified in this Paragraph 1, and except that the Owner shall not have the rights specified in Paragraph 2, below.

         a. The Owner designates itself or its successors as direct beneficiary of the greater of (i) an amount equal to the cash surrender value as of the date to which premiums have been paid, or (ii) its premiums paid to the Insurer for the Policy; provided, however, that upon and following the occurrence of a Change in Control of Owner, Owner shall have the right to receive only the cash surrender value of the Policy. For purposes of this Endorsement, "Change in Control" shall have the same meaning given such term in that certain Split-Dollar Insurance Agreement entered into between the Owner and the Insured as of _________________, 1997 (the "Split-Dollar Agreement").

         b. The Owner may not sell, surrender, change the Insured or transfer ownership of the Policy without the written consent of Insured. Further, the Owner's right to sell, surrender, change the Insured or transfer ownership of the Policy shall terminate upon the occurrence of a Vesting Event; provided, however, that Owner shall continue to have the right after the occurrence of a Vesting Event to transfer ownership of the Policy to the Trust under DataWorks Corporation Split-Dollar Insurance Agreements, as provided in Paragraph 10 of the Split-Dollar Agreement. For purposes of this Endorsement, "Vesting Event" shall have the same meaning given such term in the Split-Dollar Agreement.

         c. The Owner shall have no right to borrow from, withdraw from or assign as collateral for a loan the cash surrender value of the Policy effective as of the date immediately preceding a Change in Control.

The Insurer will have the right to rely on any statement signed by Owner setting forth the amount referred to above, stating whether a Change in Control with respect to Owner has occurred and the effective date of such Change in Control, or stating whether a Vesting Event has occurred, and any decisions made by Insurer in reliance upon such statement will be conclusive and will fully protect the Insurer.

2. RIGHTS OF INSURED. The Insured shall have the following rights with respect to the proceeds not payable in Paragraph 1, above.


                                       1.

         a. The Insured shall have the sole right to designate and change the beneficiaries of the proceeds payable under this Paragraph 2.

         b. The Insured shall have the right to elect and change a payment plan for the beneficiaries of the proceeds payable under this Paragraph 2.

         c. The Insured shall have the right to assign the proceeds payable under this Paragraph 2 or assign any part or all of the Insured's interest in the Policy, by execution of a written assignment delivered to Owner and to the Insurer.

         d. The Insured has designated his beneficiary on the Insurer's Beneficiary Designation Form, or the original application for life insurance, as the case may be.

This Paragraph 2 will not limit the rights of the Owner as specified in Paragraph 1, above.

3. EFFECTIVE ONLY WHEN FULLY EXECUTED. This Endorsement will not be effective until signed by the proper parties. The signed original of this Endorsement must be returned to the Home Office of the Insurer.

4.       ADDITIONAL PROVISIONS.

         a. Any collateral assignment made by Owner will be deducted only from the proceeds payable in Paragraph 1, above.

         b. Any assignment by the Insured of the proceeds specified in Paragraph 2, above, will be limited only to the proceeds payable under Paragraph 2.

         c. Any indebtedness on the Policy, including, but not limited to, any accrued but unpaid interest, will be deducted only from the proceeds payable in Paragraph 1, above.

         d. The exercise by the Owner of the right to surrender the Policy or to change the Insured will terminate the rights of the Insured specified in Paragraph 2, above.

         e. The Policy rights specified in Paragraphs 1 and 2, above, may be exercised by the Owner or the Insured, respectively, or their successors or transferees.

         f. If no beneficiaries named in Paragraph 1, or on the Insurer's Beneficiary Designation Form, are alive when the Insured dies, payment under Paragraph 1 will be paid to the Owner's successors, and payment under Paragraph 2 will be paid to the Insured's estate.

         g. The Owner, with respect to the proceeds specified in Paragraph 1, and the Insured, with respect to the proceeds specified in Paragraph 2, will have the right to exercise the conversion privilege if applicable to such portion and will be the Owner or Insured, as the case may be, of any new policy issued in lieu of such benefit.



                                       2.

         h. This Endorsement shall not be amended, altered or terminated by Owner, except to reflect the terms of the Split-Dollar Agreement, without the express written consent of the Insured; provided, however, that if Insured becomes the Owner of the Policy, this Endorsement shall terminate.

         i. This Endorsement shall terminate upon the earlier of (i) receipt by Insurer of a termination notice executed by Owner and Insured, or (ii) the payment in full of Policy benefits provided herein.

         Executed this ___ day of ______________________, 1997.


                                 DATAWORKS CORPORATION, OWNER AND
                                 APPLICANT

                                 ---------------------------------------
                                 By:
                                    ------------------------------------
                                 Title:
                                    ------------------------------------

                                    INSURED:


                                    ------------------------------------



                                       3.

                                 PROMISSORY NOTE


Principal Amount to be adjusted from time to time on the last business day of each calendar quarter and not to exceed the Premiums paid on the Policy, as defined herein.


San Diego, California
Date:
     ----------------

         FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of DATAWORKS CORPORATION, a California corporation (the "Employer"), or its successors or assigns, at 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum as determined below together with interest accrued from the date hereof on the unpaid principal at the rate per annum which shall be the lowest rate available that shall avoid imputed interest or original issue discount under all applicable sections of the Internal Revenue Code, as determined by the Employer, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, and which interest rate shall be determined as of the Principal Repayment Date, as defined herein, as follows:

                  PRINCIPAL AMOUNT. The initial principal amount of this Note shall be determined as of the date hereof and thereafter shall be the amount as adjusted from time to time on the last business day of each subsequent calendar quarter (the "Principal Adjustment Date"). The principal amount at any time shall be the principal amount determined on the later of the date hereof or the Principal Adjustment Date coincident with or immediately preceding the date on which such determination of principal amount is made. The principal amount of this Note shall be the amount determined as of the relevant date under the following formula:

                  A = B - C

                  where
                  A represents the principal amount
                  B represents the Premiums (as defined below) as of the relevant date and C represents the Cash Surrender Value (as defined below) as of the relevant date

         For purposes of this Note, "Cash Surrender Value" means the cash surrender value of the life insurance policy (the "Policy"), which is the subject of the DATAWORKS CORPORATION SPLIT-DOLLAR INSURANCE AGREEMENT entered into between Employer and the undersigned effective ______________, 1997 (the "Agreement"); and


                                       1.

         "Premiums" means the aggregate premiums paid by Employer on the Policy (the "Premiums"). The Cash Surrender Value and the Premiums shall be such amounts as are determined from records maintained by the Employer.

                  PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be due and payable in full upon the date the undersigned terminates employment with Employer prior to the occurrence of a Vesting Event ("Principal Repayment Date"). For purposes of this Note, "Vesting Event" shall have the same meaning given such term in the Agreement;

                  INTEREST PAYMENTS. Interest shall be payable in arrears on the Principal Repayment Date and shall be calculated on the principal amount determined on such date on the basis of a 365-day year for the actual number of days elapsed;

provided, however, that upon the occurrence of a Vesting Event prior to a Principal Repayment Date, this Note shall be canceled and no payments of principal or interest shall be due hereunder.

         This Note shall be canceled and the liability of the undersigned hereunder shall be terminated as of the Principal Adjustment Date on which the Cash Surrender Value equals or exceeds the Premiums.

         The Employer shall have no right to accelerate this Note.

         This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

         The full amount of this Note is secured by a pledge of shares of Common Stock of the Employer, and is subject to all of the terms and provisions of the Pledge Agreement, of even date herewith between the undersigned and the Employer.

         The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The undersigned may not assign or transfer any of its rights or obligations under this Note without the prior written consent of Employer.

         The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.


                                       2.

         This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                          Signed
                                                ----------------------------


                                       3.

                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT ("Pledge Agreement") is made by _______________, an individual with a residence at
________________________________________________ ("Pledgor"), in favor of
DATAWORKS CORPORATION, a California corporation with its principal place of business at 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121 ("Pledgee"), and its successors and assigns.

         WHEREAS, Pledgor has concurrently herewith executed that certain Promissory Note (the "Note") in favor of Pledgee in the principal amount as determined therein in accordance with the terms of the DATA WORKS CORPORATION SPLIT-DOLLAR INSURANCE AGREEMENT between Pledgee and Pledgor; and

         WHEREAS, Pledgee is willing to accept the Note from Pledgor, but only upon the condition, among others, that Pledgor shall have executed and delivered to Pledgee this Pledge Agreement and the Pledged Collateral (as defined below):

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby agrees as follows:

         1. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, or otherwise) of all indebtedness of Pledgor to Pledgee created under the Note as determined initially as of the execution date of the Note (all such indebtedness being the "Liabilities"), together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incidental to the collection of the Liabilities and the enforcement or protection of Pledgee's lien in and to the collateral pledged hereunder, Pledgor hereby pledges to Pledgee, and grants to Pledgee, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

                  (a) ____________________________ (______) shares of Common
Stock of Pledgee represented by Certificates numbered
___________________________ (the "Pledged Shares"), and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                  (b) all voting trust certificates held by Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust; and

                  (c) such additional shares, and the certificates representing such additional shares, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares, as may be necessary to be added to the Pledged Shares in order that the total aggregate value of the Pledged Shares is not less than the amount of the Liabilities (which additional shares


                                       1.

shall be deemed to be part of the Pledged Shares). For purposes of this Section 1(c), the value of the Pledged Shares shall be determined by multiplying the number of Pledged Shares by the market value of each Pledged Share. "Market Value" shall mean, as of the relevant date, the public market price then in effect. For purposes of this provision, the amount of the Liabilities and the value of the Pledged Shares shall be determined on each Principal Adjustment Date, as such term is defined in the Note, which occurs on or next following the anniversary of the execution date of the Note.

         The Pledged Collateral shall be held in Escrow by Norman R. Farquhar ("Escrow Agent"). The parties hereto shall enter into Joint Escrow Instructions essentially in the form attached hereto as Exhibit A.

         The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and Liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

         2. At any time, without notice, and at the expense of Pledgor, Pledgee in its name or in the name of its nominee or of Pledgor may, but shall not be obligated to: (1) collect by legal proceedings or otherwise all dividends (except cash dividends other than liquidating dividends), interest, principal payments and other sums now or hereafter payable upon or on account of said Pledged Collateral; (2) insure, process and preserve the Pledged Collateral; (3) exercise as to such Pledged Collateral all the rights, powers and remedies of an owner, except that so long as no default exists under the Note or hereunder Pledgor shall retain all voting rights as to the Pledged Shares.

         3. Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Pledged Collateral, and upon the failure of Pledgor to do so, Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

         4. At the option of Pledgee and without necessity of demand or notice, all or any part of the indebtedness of Pledgor shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (1) failure to keep or perform any of the terms or provisions of this Pledge Agreement; (2) the levy of any attachment, execution or other process against the Pledged Collateral; or (3) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11 of the United States Code of, by, or against Pledgor.

         5. In the event of the nonpayment of any indebtedness when due or upon the happening of any of the events specified in the last preceding paragraph, Pledgee may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole



                                       2.

or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Pledged Collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker's board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Pledged Collateral shall be equal to the public market price then in effect. Pledgee may be the purchaser of any or all Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or right of redemption. Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and Pledgee is hereby authorized to sell hereunder any evidence of debt pledged to it. Any sale hereunder may be conducted by any officer or agent of Pledgee.

         6. The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Pledgee from or on account of such Pledged Collateral shall be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the Pledged Collateral, to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee shall then pay any balance to Pledgor.

         7. Upon the transfer of all or any part of the indebtedness Pledgee may transfer all or any part of the Pledged Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Pledged Collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such Pledged Collateral so transferred; but with respect to any Pledged Collateral not so transferred Pledgee shall retain all rights and powers hereby given.

         8. Until all indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased.

         9. Pledgee agrees that so long as no default exists under the Note or hereunder, the Pledged Shares shall, upon the request of Pledgor, be released from pledge as provided herein. The amount of such releases, if any, shall be determined on each Principal Adjustment Date which occurs on or next following the anniversary of the execution date of the Note. Such release from pledge shall be at a rate equal to the number of whole shares of Pledged Shares determined by dividing the decrease, if any, in the indebtedness on the Note as determined on the later of the execution date of the Note or the Principal Adjustment Date that occurred one calendar year preceding the Principal Adjustment Date on which such determination occurs, and the indebtedness on the Note as determined on the Principal Adjustment Date on which such determination occurs, by the Market Value. For this purpose Market Value shall be determined on the Principal Adjustment Date for which such determination occurs.



                                       3.

         10. In the event that the Note is canceled as provided in the Note, the Liabilities shall be canceled and Pledgee shall deliver the Pledged Collateral to Pledgor within five (5) days following the cancellation of the Note and the receipt of Pledgor shall be a complete and full acquittance for the Pledged Collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.

         11. Pledgee may at any time deliver the Pledged Collateral or any part thereof to Pledgor and the receipt of Pledgor shall be a complete and full acquittance for the Pledged Collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.

         12. The rights, powers and remedies given to Pledgee by this Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

         13. If any provision of this Pledge Agreement is held to be unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

         14. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of California as applied to contracts made and performed entirely within the State of California by residents of such State.

         15. This Pledge Agreement shall inure to the benefit of Pledgee's successors and assigns. Pledgor shall not assign this Pledge Agreement without Pledgee's prior written consent.

         Dated:
               -------------------
                                              PLEDGOR


                                              ---------------------------

                                              Printed Name:


                                       4.

                                    EXHIBIT A

                               ESCROW INSTRUCTIONS



                                       5.

                                    EXHIBIT B

                                 PROMISSORY NOTE



                                       6.

                            JOINT ESCROW INSTRUCTIONS


Norman R. Farquhar
Chief Financial Officer
DataWorks Corporation
5910 Pacific Center Boulevard
Suite 300
San Diego, CA  92121

Dear Sir:

         As Escrow Agent for both DATAWORKS CORPORATION, a California corporation ("Employer") and ___________________ ("Employee"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Pledge Agreement ("Agreement") dated as of _____________________, 1997, to which a copy of these Joint Escrow Instructions is attached as Exhibit A, in accordance with the following instructions:

         1. In the event Employer or an assignee elects to apply, set off, collect, sell in one or more sales, or liquidate and reduce to cash in the hands of Employer in whole or in part, (collectively, "foreclose"), the whole or any part of the shares held in escrow, Employer or its assignee will give to Employee and you a written notice specifying the number of shares of stock to be foreclosed upon and the time for a closing thereunder at the principal office of Employer. Employee and Employer hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing for the foreclosure, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the transferee designated in the written notice, including, without limitation, Employer, against the simultaneous delivery to you of suitable acknowledgment of cancellation of indebtedness for the number of shares of stock being foreclosed upon pursuant to the default on the Note, as defined in the Agreement.

         3. The Pledge Agreement provides for a release of shares in the event the amount of the indebtedness on the Note (as defined in the Agreement) is reduced. In the event Employee elects to exercise the right to have shares released from Escrow, Employee will give to Employer and you a written notice specifying the number of shares of stock to be released from escrow pursuant to the Agreement and the time for a closing thereunder at the principal office of Employer. Employer and Employee hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.



                                       1.

         4. At the closing for the release from escrow, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being released from escrow, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to Employee, or to Employee's transferee as specified in the notice, against the simultaneous delivery to you of suitable acknowledgment of reduction of indebtedness for the number of shares of stock being released from escrow pursuant to the reduction of indebtedness under the Note.

         5. Employee irrevocably deposits with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Employee does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 5, Employee shall exercise all rights and privileges of a shareholder of the Employer while the stock is held by you.

         6. This escrow shall terminate upon the foreclosure of all of the stock held in escrow, the payment in full on the Note, or the cancellation of the Note, as provided in the Note, whichever occurs first.

         7. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Employee, you shall deliver all of the same to Employee and shall be discharged of all further obligations hereunder.

         8. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         9. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Employee while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         10. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.



                                       2.

         11. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         12. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         13. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Chief Financial Officer or if you shall resign by written notice to each party. In the event of any such termination, Employer shall appoint its Chief Financial Officer as successor Escrow Agent, and Employee hereby confirms the appointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.

         14. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         16. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or four (4) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.


         EMPLOYER:  DataWorks Corporation
                    5910 Pacific Center Boulevard
                    Suite 300
                    San Diego, California 92121

         EMPLOYEE:
                    ----------------------------
                    ----------------------------
                    ----------------------------




                                       3.

         ESCROW AGENT:              Norman R. Farquhar
                                    Chief Financial Officer
                                    DataWorks Corporation
                                    5910 Pacific Center Boulevard
                                    Suite 300
                                    San Diego, California  92121


         17. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         18. You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley Godward LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Employer shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

         19. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         20. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

                                                   Very truly yours,

                                                   DATAWORKS CORPORATION


                                                    By:
                                                        -----------------------
                                                    Its:
                                                        -----------------------

                                                    EMPLOYEE:


                                                    ---------------------------


ESCROW AGENT:


--------------------------------
NORMAN R. FARQUHAR



                                       4.